November 12, 2012

EAGLE ROCK ENERGY PARTNERS, L.P. TO PRESENT AT THE 2012 RBC CAPITAL MARKETS MLP CONFERENCE

HOUSTON - Eagle Rock Energy Partners, L.P. (NASDAQ:EROC) (the “Partnership”) announced today that Jeffrey P. Wood, Senior Vice President and Chief Financial Officer, will present at the RBC Capital Markets 2012 MLP Conference in Dallas at 9:00 a.m. Central time on Thursday, November 15, 2012.
Adam Altsuler, Director of Corporate Finance and Investor Relations, will also attend the conference and meet with investors.
Accompanying presentation materials will be available the morning of Thursday, November 15th and a live version of the panel webcast will be available on the Partnership's website at www.eaglerockenergy.com under the Investor Relations tab. A replay of the webcast will be available on the Partnership's website for 30 days after the original webcast is concluded.
About the Partnership
The Partnership is a growth-oriented master limited partnership engaged in two businesses: a) midstream, which includes (i) gathering, compressing, treating, processing and transporting natural gas; (ii) fractionating and transporting natural gas liquids (NGLs); (iii) crude oil logistics and marketing; and (iv) natural gas marketing and trading; and b) upstream, which includes exploiting, developing, and producing hydrocarbons in oil and natural gas properties.

Contacts:

Jeff Wood, 281-408-1203
Senior Vice President and Chief Financial Officer

Adam Altsuler, 281-408-1350
Director, Corporate Finance and Investor Relations